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                                                                  EXHIBIT 10.327

                                ESCROW AGREEMENT
                                 (MASTER LEASE)

     This ESCROW AGREEMENT (this "Agreement") is made and entered into as of the 24th day of August, 2004, by and among JACKSON PROPERTY ASSOCIATES, GP, a Georgia general partnership (hereinafter referred to as "Seller"), INLAND WESTERN JACKSON COLUMNS, L.L.C., a Delaware limited liability company (hereinafter referred to as "Buyer"), and FIRST AMERICAN TITLE INSURANCE COMPANY (hereinafter referred to as "Escrow Agent") havings as its address attention:
Mary Lou Kennedy, 30 N. LaSalle Street, Suite 310, Chicago, Illinois 60602.

                              W I T N E S S E T H:

     WHEREAS, Buyer and Seller entered into that certain letter agreement having a date of June 22, 2004, as amended August 2, 2004 (the "Contract"), in which Seller agreed to sell and Buyer agreed to purchase that certain real property known as The Columns (the "Center"), located in Jackson, Tennessee (the "Property"); and

     WHEREAS, in connection with the closing of Buyer's acquisition of the Property, Seller has agreed to deposit into escrow the sum of Two Hundred Sixty-Six Thousand Four Hundred Dollars ($266,400.00) (the "Escrow Deposit") in order to secure certain obligations of Seller in connection with one (1) 2,400 square foot vacant space and three (3) 1,600 square foot vacant spaces in the Center (the "Vacant Spaces" or a "Vacant Space"), pursuant to the terms and conditions of the Contract; and

     WHEREAS, Buyer and Seller have agreed that the Escrow Deposit is sufficient security to account for the rent, common area maintenance and tax obligations which would have been attributable to the Vacant Space if fully leased (collectively, the "Rent"), and Buyer and Seller have further agreed that notwithstanding Buyer's purchase of the Property, this Agreement shall serve as a master lease of the Vacant Space and that Seller shall be permitted to find a tenant for the Vacant Space subject to the terms and conditions of this Escrow Agreement; and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the Property, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. At Closing, Seller shall deposit with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of Two Hundred Sixty-Six Thousand Four Hundred Dollars ($266,400.00) as the total Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is 83-0353077.

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     2.   Subject to the terms and conditions of this Agreement, Escrow Agent shall retain the Escrow Deposit in the account until the earlier of:

          (ii) two (2) years from the date of closing of Buyer's purchase of the Property from Seller (the "Escrow Term"); or

          (ii) the date upon which an Acceptable Tenant (as defined hereinbelow) opens for business, is occupying the premises and is paying full rent and expenses and has delivered a certificate of occupancy and tenant estoppel for the leased premises, at which time the prorated portion of Rent attributable to said Vacant Space being held in escrow shall be returned to Seller, less any abated rent not yet payable by the Acceptable Tenant, which shall be disbursed to Buyer.

Buyer and Seller jointly direct Escrow Agent to pay to Buyer the monthly installment of Rent which would have been due for each of the Vacant Spaces if Leased calculated based on rent of Sixteen Dollars ($16.00) per square foot per year and CAM, tax and insurance of Two and 50/100 Dollars ($2.50) per square foot per year, or as otherwise directed by Buyer and Seller, on the first business day of each month from and after the Closing under the Contract, commencing on or about, from the Escrow Deposit. Any accrued interest on the Escrow Deposit on the second anniversary of this Agreement or earlier termination thereof shall be disbursed to Seller by Escrow Agent. From and after the second anniversary of this Escrow Agreement, Seller shall have no liability whatsoever to Buyer with respect to any obligations hereunder or in connection with the Vacant Spaces, or any of them.

     3. This Agreement shall further serve as a master lease for each of the Vacant Spaces up to and including the expiration of the Escrow Term or earlier termination pursuant to the provisions of this Agreement. Buyer and Seller agree that it is in their best interest to procure an Acceptable Tenant for each of the Vacant Spaces and agree that in connection with those efforts, Buyer and Seller shall cooperate in good faith in the execution of and delivery of documents reasonably satisfactory to Buyer and Seller for the execution and delivery of replacement leases for the Vacant Spaces. Nothing contained herein shall preclude Seller from leasing all of the Vacant Spaces to a single Acceptable Tenant as one space.

     4. Notwithstanding the terms and conditions set forth in Section 2 above, and in order to mitigate any obligations of Seller pursuant to the terms and conditions of this Agreement, Buyer hereby consents to Seller negotiating with and procuring an Acceptable Tenant to lease each of the Vacant Spaces during the term of this Escrow Agreement. In connection with the procurement of an Acceptable Tenant, Seller shall be responsible for any reasonable cost associated with leasing the Vacant Spaces as approved by Seller.

     5. Seller shall attempt to lease the Vacant Spaces per the "Tenant Guidelines" set forth on EXHIBIT A attached hereto. A prospective tenant meeting the Tenant Guidelines shall be deemed an "Acceptable Tenant", and Buyer may not withhold consent to an Acceptable Tenant. Seller agrees to use its standard form Shopping Center Lease used for other shop space tenants for any Vacant Space, amended as required.

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     6.   In the event either party objects to the disbursement of the Escrow
Deposit as provided above, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the Registry of the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

     7. The reasonable costs of administration of this Escrow Agreement by Escrow Agent shall be paid by Seller. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of this Escrow Agreement shall control in all events.

     8. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

If to Seller:         c/o GBT Realty Corporation
                      201 Summit View Drive
                      Suite 110
                      Brentwood, Tennessee 37027
                      Attention: George B. Tomlin
                      Telephone: (615) 370-0670
                      Fax No.:   (615) 373-3111


With a copy to:       Hartman, Simons, Spielman, Simons, Spielman & Wood, LLP
                      6400 Powers Ferry Road, N.W.
                      Powers Ferry Landing
                      Suite 224
                      Atlanta, GA 30339
                      Attn: Peter Hartman, Esq.

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If to Buyer:          Inland Western Jackson Columns, LLC
                      2901 Butterfield Road
                      Oak Brook, Illinois 60523
                      Attention: Lou Quilici
                      Telephone: (630) 218-4925
                      Fax No.:   (630) 218-4935

If to Escrow Agent:   First American Title Insurance Company
                      National Commercial Services
                      30 N. LaSalle Street, Suite 310
                      Chicago, Illinois 60602
                      Attention: Mary Lou Kennedy
                      Telephone: (312) 917-7202
                      Fax No.:   (312) 553-0480

     9. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     10. TIME OF THE ESSENCE. Time shall be of the essence in the performance by the parties hereto of their respective agreements and obligations hereunder.

     11. MODIFICATION. This Agreement shall not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement.

     12. NO ASSIGNMENT. The rights and obligations hereunder shall inure to the benefit of Buyer and Seller. This Agreement may not be assigned by either party.

     13. SEVERABILITY. In the event any provisions or portions of this Agreement are held by any court of competent jurisdiction to be invalid or unenforceable, such holding shall not affect the remainder hereof, and the remaining provisions hereof shall continue in full force and effect to the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part hereof.

     14. ACCESS TO SPACE. During the term of this Agreement, Seller shall have the keys to the Vacant Spaces and the right to show the Vacant Spaces to prospective tenants.


                    [Signatures Continued on Following Page]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow
Agreement to be signed and delivered as of the day and year first above written.

                        SELLER:

                        JACKSON PROPERTY ASSOCIATES, GP
                        a Georgia general partnership

                        By: Jackson Management Associates, LLC,
                        a Georgia limited liability company, its General Partner


                        By:      /s/ George B. Tomlin
                            --------------------------------
                        Name:    George B. Tomlin
                             -------------------------------
                        Title:  Chief Manager
                              ------------------------------

                    [Signatures Continued on Following Page]

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                   [Signatures Continued from Preceding Page]

                        BUYER:

                        INLAND WESTERN JACKSON COLUMNS, L.L.C.,
                        a Delaware limited liability company

                        By: Inland Western Retail Real Estate Trust, Inc.,
                            a Maryland corporation

                        By: /s/ Lou Quilici
                            ---------------------
                        Name:   Lou Quilici
                               --------------------
                        As Its: AUTHORIZE AGENT
                               ------------------

                    [Signatures Continued on Following Page]

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                   [Signatures Continued from Preceding Page]


                        ESCROW AGENT:

                        FIRST AMERICAN TITLE INSURANCE COMPANY


                        ------------------------------------------
                        Mary Lou Kennedy

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                                    EXHIBIT A

                                 TENANT CRITERIA

A replacement tenant for a Vacant Space shall be deemed to be acceptable to Seller if said tenant meets the following guidelines:

1.   TERM. The tenant agrees to enter into a lease for a term of at least three
     (3) years.

2. PREMISES. The tenant agrees to enter into a lease for at least 1,600 square feet of space.

3. MINIMUM ANNUAL RENT. The tenant pays at least $16.00 per square foot minimum annual rent, unless Seller pays the difference out of escrow or otherwise.

4. SECURITY DEPOSIT. The tenant agrees to pay a security deposit of at least $2,100, unless the tenant is a regional or national tenant, in which case no security deposit shall be required.

5. EXCLUSIVES/USE RESTRICTIONS. The tenant meets all exclusive and restriction rights of any tenants.

6. LEASE FORM. The tenant agrees to enter into the standard lease form used for other shop space tenants.